Agreement No.: ZMZ-2013-0031-11

Guarantee Agreement

(Applicable for guarantee made by company)

[English Translation]

Agreement Date: June 16, 2013

Table of Contents

1	Secured Principal Debt	1

2	Scope of Guarantee	2

3	Manner of Guarantee	3

4	Period of Guarantee	4

5	Entire Guarantee Agreement	4

6	Commitment and Guarantee of Party B	4

7	Obligations of Party B	5

8	Undertaking of Guarantee Liability	6

9	Breach Liability	8

10	Disputes Resolution	8

11	Advice and Delivery	8

12	Effectiveness of Agreement	9

13	Other Terms	9

14	Other agreed Terms	9

Exhibit One: Payment Advice (Format Text)		11

Guarantee Agreement

Agreement No.: ZMZ-2013-0031-11

Creditor: China National Foreign Trade Financial & Leasing Co., LTD (hereinafter called “Party A”)

Address: Building #11 of Beijing Xiyuanfandian, No.1, Sanlihe Road, Haidian District, Beijing

Post Code: 100044

Legal Representative: Jianping Ding

Tel: 010-68321866

Fax: 010-68322705

Guarantor: Baoding Shengde Paper Company Limited (hereinafter called “Party B”)

Address: Juli Road, Xushui County, Baoding City, Hebei Province

District, Beijing

Post Code: 072550

Legal Representative: Zhenyong Liu

Tel: 0312-8698192

Fax: 0312-8698191

In order to ensure the realization of Party A’s rights as a creditor, Party B voluntarily provide guarantee to Party A. To specify both parties’ rights and liabilities, Party A and Party B agree to enter into this Agreement according to the “Contract Law”, “Guarantee Law” and other relevant law and regulations of the People’s Republic of China.

1	Secured Principal Debt

1.1	The secured principal debt is Party A’s right to Hebei Baoding Orient Paper Milling Company Limited (hereinafter called “Lessee”) according to the “Financing & Lease Agreement” (hereinafter called “Principal Agreement”) numbered ZMZ-2013-0031, which is entered by Party A and the Lessee on June 16, 2013.

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1.2	The amount and terms of the principal debt are subject to the “Actual Rent Payment Schedule,” which is specified in the Principal Agreement. If any adjustment of People’s Bank of China benchmark lending rate occurs during the term of the lease, the amount and terms shall be subject to changes according to the “Notice of Rent Adjustment.”

1.3	If the Principal Agreement fails to take effect, becomes invalid in all or in part, is revoked or canceled, the secured principal rights shall be the Lessee’s liabilities to Party A for returning property and reimbursement for losses under the Principal Agreement.

2	Scope of Guarantee

2.1	The scope of guarantee includes the rent, penalty, damages, all expenses paid by Party A to reinforce the creditor’s rights (including but not limited to litigation fees, arbitration fees, legal fees, travel expenses, and expenses for auction and evaluation for retrieving leased property under the Principal Agreement) and all other fees attributable to the Lessee. The scope of guarantee also includes any amounts arising from adjustments triggered by change in the interest rate according to provisions under the Principal Agreement.

3	Manner of Guarantee

3.1	This Guarantee is an irrevocably joint and several liabilities Guarantee. Party B bears joint and several liabilities to all debts of the Lessee under the Principal Agreement.

3.2	If the Lessee fails to fulfill all debt obligations within the stipulated period according to the Principal Agreement, Party A then has the right to demand Party B to perform the guarantee obligation.

3.3	Regardless of Party A’s other security for its rights under the Principal Agreement (including but not limited to other guarantees, collateral, mortgage, pledge and so on), regardless of when or whether the above mentioned other security takes effect, regardless of Party A’s possible claim to other guarantor, regardless of any third party agreeing to take all or partial debt obligation under the Principal Agreement, and regardless of whether other guarantee is provided by the Lessee, the guarantee liability of Party B under this Agreement cannot be waived. Party A has the right to demand Party B to bear the guarantee liability within the scope of guarantee according to this Agreement, and Party B shall not raise any objection.

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4	Period of Guarantee

4.1	The period of guarantee for Party B’s joint and several liabilities to the guarantee is two years from the date of complete fulfillment of the principal debt. If the debt is paid by installment, then the period of guarantee is two years from the last debt payment. If Party A declares early maturity of debt pursuant to provisions of the principal Agreement, then the early maturity date is the date of complete fulfillment of the debt.

4.2	If Party A and the Lessee mutually agree to change the period of debt fulfillment in the Principal Agreement without the written consent by Party B, then the period of guarantee is the same as the above mentioned in Section 4.1.

5	Entire Guarantee Agreement

5.1	This Agreement has an independent irrevocability. The effectiveness of the secured rights and debts under this Agreement shall not affect the effectiveness of this Agreement. Even if the secured principal debt is invalid in all or in part due to any reason, this Agreement is still valid.

6	Commitment and Guarantee of Party B

6.1	Party B is a legally established and validly subsisting legal entity and has the legal qualification to sign this Agreement. Its agent signing this Agreement has received proper authorization.

6.2	Party B guarantees that its guarantee under this Agreement has been approved with all necessary internal resolutions, authorization and relevant government department’s approval (if necessary) subject to the procedure and purview of company’s bylaw. Party B is responsible for all documents’ authenticity, legitimacy and integrity.

6.3	Party B guarantees to timely repay any remaining amount of debt on behalf of the Lessee in the event that the Lessee has not repaid any debt that becomes due.

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6.4	If one of the following events occurs, Party B shall continue to bear the guarantee responsibility according to the Agreement without getting consent from Party B:

(a)	Party A negotiates changes to the Principal Agreement with the Lessee, and the changes do not increase the Lessee’s debt or extend the period of debt. Rent increased by Notice of Rent Adjustment delivered by Party A according to Principal Agreement. Or rent payment date is adjusted by Party A after confirmation of lease commencement date according to provisions under the Principal Agreement;

(b)	The rent changes due to floating rent rate or rent adjustment after the confirmation of lease commencement date;

(c)	Party A transfers the principal debt to a third party;

(d)	If China Orient Asset Management Corporation, Shijiazhuang Branch acquires the rights and obligations under the Principal Agreement according to the Long Term Acquisition Commitment Letter.

6.5	Party B promises that all of its taxes have been paid before signing of this Agreement, and it has no record of any tax delinquency or tax evasion.

6.6	Party B promises to obtain written consent from Party A or make satisfactory arrangement for its guarantee liability under this Agreement in advance of any merger, demerger, reduction of registered capital, changes of equity, transferring of significant asset and credit, significant investment, increase of debt financing or other action that may have negative impact on Party A’s benefits, otherwise Party B is prohibited to take any of the above mentioned action.

6.7	Party B promises that before Party A’s rights under the Principal Agreement has been fully satisfied, Party B will not cause any damage to Party A’s interests and its claim of subrogation or recourse right to the Lessee or other guarantors. Party B also agrees that any payment of debt under the Principal Agreement is in priority to realization of its own subrogation or recourse right against the Lessee. Specifically, before the full payment of debt to Party A:

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(a)	Party B agrees not to claim subrogation or recourse right to the Lessee or other guarantors. If for any reason, Party B realizes the above right, Party B shall first pay off any unpaid balance of debt to Party A.

(b)	If debt under the Principal Agreement is collateralized by any other property or right, Party B agrees not to claim any right to the proceeds from the disposition of such other property or right in the grounds of excising subrogation right or other rights. The proceeds from the above mentioned property or right disposition shall be first used to pay off the unpaid balance of debt to Party A.

(c)	If the Lessee or other guarantor provide counter-guarantee to Party B, Party B shall first use the proceeds from such counter-guarantee to pay off any unpaid balance of debt to Party A.

7	Obligations of Party B

7.1	Party B has the liability to pay off debt on behalf of the Lessee according to this Agreement.

7.2	During the guarantee period, Party A has the right to supervise Party B’s funds and property, has the right to require Party B to provide its financial statements (including but not limited to Balance Sheets, Income Statements and Cash Flows Statements, etc.) or other documents. Party B shall provide such documents in time.

7.3	During the guarantee period, Party B shall provide an audited annual report to Party A within 90 days after its fiscal year end.

7.4	During the guarantee period, Party B shall allow Party A to review its financial books and financial conditions in Party B’s office and respective agencies or domicile at any time, and provide necessary conditions for review.

7.5	During the guarantee period, Party B shall advise Party A for the following events within three days of occurrence:

(a)	Serious deterioration of operating or financial conditions;

(b)	Party B has delinquent debts to Party A or other financial institutions;

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(c)	Party B, legal representative, or key management personnel of Party B is involved or will be involved in criminal cases or other legal disputes; or Party B is involved in significant law suits, arbitration or administrative sanction, or its key assets are taken in property preservation or other coercive measures.

(d)	Party B suffers from situations such as production suspension, out of business, dissolution, suspension for rectification, cancellation or revocation of its business license, applying for (or being brought to) bankruptcy, insolvency, division, merger and so on, which causes losses or reduction of its capability for guarantee.

7.6	Party B shall timely advise Party A of any of its changes in records at the government industrial and commercial administrative departments, and shall provide photocopy of the original sealed document of such changes to Party A.

7.7	If Party B does not fulfill the payment liability on behalf of the Lessee according to this Agreement, Party B shall waive the right to object to Party A’s application of payment order and enforcement from the appropriate jurisdiction of the Peoples’ Court in the People’s Republic of China.

8	Undertaking of Guarantee Liability

8.1	If any of the following events occur, Party A has the right to directly demand Party B to pay off all the amounts payable to Party A:

(a)	The Lessee fails to pay any installment rent and other fees according to the Principal Agreement;

(b)	The Lessee breaches the liability of the Principal Agreement, and Party A decides to terminate the Principal Agreement before the expiration date;

(c)	During the performance period of the Principal Agreement, the Lessee is brought to a bankruptcy proceeding, out of business, dissolution, liquidation, suspension for rectification, cancellation or revocation of business license, or is involved or will be involved in significant lawsuit, arbitration or other legal disputes;

(d)	During the performance period of the Principal Agreement, the Lessee is involved in situations such as merger, transfer, change of ownership equity, restructuring and so on, which has an impact on its ability to timely pay rent and other fees according to the Principal Agreement.

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8.2	If any of the situations under Section 8.1 occurs, Party A has the right to send Payment Advice (see attachment No. 1) to Party B.

8.3	After receiving the Payment Advice from Party A, which requires Party B to perform the guarantee liability, Party B shall unconditionally perform all guarantee liability according to the scope of guarantee within ten days.

8.4	Party A is under no obligation to send Party B any advice or other documents sent by Party A to the Lessee according to the Principal Agreement, including but not limited to Notice of Rent Adjustment. However, Party B shall still bear the guarantee liability according to this Agreement.

8.5	Payment to Party A from Party B shall be applied in the following sequence:

(a)	Fees to assert the rights over the principal debt or guaranteed interests;

(b)	Penalty attributable to Party B;

(c)	Damages attributable to Party B;

(d)	Penalty attributable to the Lessee;

(e)	Damages attributable to the Lessee;

(f)	The Lessee’s delinquent rent and other fees payable.

Party A has the right to adjust the above sequence if necessary.

8.6	Party B’s guarantee is in the same currency with the Lessee’s rent payable according to Principal Agreement.

8.7	Any new guarantee to the debt under the Principal Agreement set by Party A shall not imply any reduction/waiver or change to Party B’s guarantee liability. Party B promises not to request Party A to reduce or waive its guarantee liability for this reason.

8.8	Party B promises not to request Party A to reduce or waive its guarantee liability for reasons such as reduction or waiver of other parties’ guarantee liability under the Principal Agreement by Party A, or Party A’s giving up of property collateral under this Agreement.

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9	Breach Liability

9.1	If Party B fails to pay off all fees payable as per Party A’s requirement according to Section 8.3 of this Agreement, Party B shall pay penalty to Party A at a rate of 0.05% per day from the delinquent date to the full-payment date.

9.2	After this Agreement takes effect, both parties shall perform all obligations under this Agreement. The party that breaches the Agreement but not performing the obligation to the fullest extent shall bear the relative breach liability and indemnify the other party for the losses.

10	Disputes Resolution

10.1	If any dispute occurs for the interpretation and performance of this Agreement, both parties shall resolve the disputes through friendly negotiation. If there is any dispute that cannot be resolved through friendly negotiation, either party can submit a lawsuit to the People’s Court of the People’s Republic of China in Party A’s jurisdiction.

10.2	In case there is any dispute between Party A and Party B, both parties shall continue to execute the other sections which have no relationship with the disputes during the disputes resolution period.

11	Advice and Delivery

11.1	Except as otherwise agreed in this Agreement, any advice or other communication under this Agreement shall be made in written form, and be delivered to the address specified in the first page of this Agreement by a designated person, express courier, registered mail and fax.

(a)	If delivered by a designated person, the delivery date for the material or advice shall be the date of receipt;

(b)	If delivered by an express courier, the delivery date for the material or advice shall be three days after delivery to the express courier;

(c)	If delivered by registered mail, the delivery date for the material or advice shall be five days after delivery to the registered mail;

(d)	If deliver by fax, the delivery date is the day of dispatch of fax.

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11.2	If the address of any party changes, the party shall notify the other party within seven days. Otherwise, the party failing to give notice shall bear all liabilities and consequences.

12	Effectiveness of Agreement

12.1	This Agreement becomes effective after being signed and sealed by the legal representatives (or authorized representative) of both parties.

12.2	This Agreement is signed in four copies, with two copies retained by each party. The copies retained by the parties have the same effect.

13	Other Terms

13.1	The invalidity of any section in this Agreement for any reason shall not affect the validity and enforceability for the other sections of this Agreement, and both parties shall continue to fulfill the other sections.

13.2	Any tolerance, grace period, preference or deferred exercise of right provided by Party A to Party B shall not affect, prejudice or restrict any of Party A’s right according to this Agreement, and shall not be regarded as waiver to the right and benefit or as waiver to any liability of Party B under this Agreement.

13.3	This Agreement is signed as a result of negotiations between the two parties. Both parties have reviewed all sections and have no dissent at the time of signing. Both parties have accurate understanding for the legal implication of the sections regarding their respective rights and obligations.

14	Other Agreed Terms

None.

If there is any conflict between a Chinese language provision and the corresponding English language provision in this Agreement, the Chinese language provision will prevail.

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Signature page for “Guarantee Agreement” numbered ZMZ-2013-0031-11

Party A: China National Foreign Trade Financial & Leasing Co., LTD

                 (Company Seal)

Signature of Legal Representative (or authorized representative):

/s/Jianping Ding

Party B: Baoding Shengde Paper Company Limited

               (Company Seal)

Signature of Legal Representative (or authorized representative):

/s/Zhenyong Liu

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Exhibit One: payment advice (format text)

Payment Advice

TO:                           (Guarantor)

Re.: Guarantee liability under “Guarantee Agreement” numbered

According to the “Guarantee Agreement” numbered             signed by our company and your company dated         month      day,        year, your company promise to bear joint liability guarantee to our principal credit on behalf of  (Lessee) according to “Financing and Lease Agreement” numbered            signed on month         day,         year. Now the following events have occurred according to “Guarantee Agreement” (Please tick √ to the corresponding events):

☐	The Lessee fails to pay any installment rent and other fees according to Principal Agreement;

☐	The Lessee breaches the liability of the Principal Agreement, Party A decides to terminate the Principal Agreement before the expiration date;

☐	During the performance period of the Principal Agreement, the Lessee is brought to a bankruptcy proceeding, out of business, dissolution, liquidation, suspension for rectification, cancellation or revocation of business license, or is involved or will be involved in significant lawsuit, arbitration or other legal disputes;

☐	During the performance period of the Principal Agreement, the Lessee is involved in situations such as merger, transfer, change of ownership equity, restructuring and so on, which has impact on its ability to timely pay rent and other fees according to the Principal Agreement.

Your company is required to timely pay off RMB               yuan to our company’s bank account as below within Ten days after receiving this Advice:

Opening Bank:

Account Name:

Account Number:

Please pay your attention: If your company fail to pay off all payable fess according to our requirement, your company shall pay penalty to us at a rate of 0.05% per day from overdue date to payment date.

China National Foreign Trade Financial & Leasing Co., LTD

Date:

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